SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                MBNA CAPITAL D
      (Exact name of registrant as specified in its certificate of trust)

                    Delaware                           51-6518846
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

            c/o MBNA Corporation
           1100 North King Street
            Wilmington, Delaware                       19884-2721
(Address of principal executive offices)               (Zip Code)

                               MBNA CORPORATION
  (Exact name of registrant as specified in its certificate of incorporation)

                    Maryland                           52-1713008
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

           1100 North King Street
            Wilmington, Delaware                       19884-2721
(Address of principal executive offices)               (Zip Code)

If this form relates to the registration    If this form relates to the
of a class of securities pursuant to        registration of a class of
Section 12(b) of the Exchange Act           securities pursuant to Section 12(g)
and is effective pursuant to General        of the Exchange Act and is effective
Instruction A.(c), please check the         pursuant to General Instruction
following box. [X]                          A.(d), please check the following
                                            box.  [ ]

Securities Act registration statement file numbers to which this form relates:
333-45814 and 333-45814-01

       Securities to be registered pursuant to Section 12(b) of the Act:

                                                Name of each exchange on which
Title of each class to be so registered         each class is to be registered
---------------------------------------         ------------------------------
MBNA Capital D 8.125% Trust Preferred           New York Stock Exchange
Securities, Series D (and the Guarantee
by MBNA Corporation with respect thereto)


       Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
                               (Title of Class)
===============================================================================

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The securities to be registered hereby are 8.125% Trust Preferred Securities, Series D (the "Preferred Securities") of MBNA Capital D, a statutory Delaware business trust, and the related guarantee (the "Guarantee") by MBNA Corporation, a Maryland corporation (together with MBNA Capital D, the "Registrants"), pursuant to the Guarantee Agreement between MBNA Corporation and The Bank of New York, as trustee, dated June 27, 2002. The Registrants have filed a Registration Statement (File Nos. 333-45814 and 333-45814-01) with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the Preferred Securities and the Guarantee (the "Securities Act Registration Statement"). A description of the Preferred Securities and the Guarantee is contained in the Prospectus and Prospectus Supplement relating to the Preferred Securities and the Guarantee filed by the Registrant with the Securities and Exchange Commission on June 24, 2002 pursuant to Rule 424(b) under the Securities Act, and such Prospectus and Prospectus Supplement are deemed to be incorporated by reference herein.



ITEM 2.  EXHIBITS.

    1.   Certificate of Trust of MBNA Capital D, incorporated by reference to
         Exhibit 4(k)(1) to the Securities Act Registration Statement.

    2. Restated Certificate of Trust of MBNA Capital D, executed on December 11, 1996 and filed with the Secretary of State of the State of Delaware on December 11, 1996.

    3. Certificate of Amendment of Certificate of Trust of MBNA Capital D, executed on June 26, 2002 and effective on June 27, 2002 as filed with the Secretary of State on June 26, 2002.

    4.   Trust Agreement of MBNA Capital D, incorporated by reference to
         Exhibit 4(l)(1) to the Securities Act Registration Statement.

    5. Form of Amended and Restated Trust Agreement of MBNA Capital D, incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed by the Registrants with the Commission on June 26, 2002.

    6.   Form of Preferred Security, included in Exhibit 5.

    7. Form of Guarantee Agreement for MBNA Capital D, incorporated by reference to Exhibit 4(o)(1) to the Securites Act Registration Statement.

    8. Form of Junior Subordinated Indenture between MBNA Corporation and The Bank of New York as Debenture Trustee, incorporated by reference to Exhibit 4(j) to the Securities Act Registration Statement.

    9. Form of First Supplemental Indenture to the Junior Subordinated Indenture between MBNA Corporation and the Bank of New York, incorporated by

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

         reference to Exhibit 4.2 to the Current Report on Form 8-K filed by the Registrants with the Commission on June 26, 2002.

    10.  Form of Junior Subordinated Debenture, included in Exhibit 9.


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


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, MBNA Capital D and MBNA Corporation have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.



DATED:  June 27, 2002

                               MBNA CAPITAL D

                               By:  MBNA Corporation, as Depositor


                               By:     /s/ Thomas D. Wren
                                    __________________________________
                                    Name:  Thomas D. Wren
                                    Title: Vice President



                               MBNA CORPORATION


                               By:     /s/ Thomas D. Wren
                                    __________________________________
                                    Name:  Thomas D. Wren
                                    Title: Vice President



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